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                                  SALES AGREEMENT

This Agreement ("Agreement"), effective 3/4/98, is between PACIFIC BELL INTERNET SERVICES, a California corporation ("PBI") and CNM NETWORK ("CUSTOMER"). This Agreement sets forth the terms and conditions under which PBI shall provide Internet Access Services (hereinafter "Services") to Customer.

SECTION I

1.   TERMS OF THE SERVICE

     A. Service will commence on the Service Activation Date and will continue for the term specified in the applicable Sale Order. The term of the Service shall automatically renew on a month to month basis on the terms and conditions set forth herein, unless the terminating party delivers to the other party sixty days advance written notice of termination. Upon renewal under this provision, the price to Customer will be as stated in PBI's price list in effect at the time of renewal for month to month Service.

     B. The Service Activation Date shall be the date Customer has connectivity over the transport network to PBI's Internet Access Network. In the case of connectivity via ISDN, Frame Relay, SMDS, or ATM, connectivity shall have occurred when a physical connection has been installed and a Private Virtual Circuit (PVC) has been established to permit routing of traffic from Customer's equipment to PBI's Internet Access Network. The Activation Date shall not be dependent on correct configuration of Customer's computer equipment, applications (e.g. Domain Name Service, Electronic Mail Service), Local Area Network or Wide Area Network.

2.   SALES ORDERS

     A. Customer may issue Sales Orders from time to time. Each Sales Order shall be substantially in the form of Exhibit A. Each Sales Order shall (i) be deemed to be a separate and independent Agreement between the parties; (ii) incorporate all provisions of this Agreement as it may from time to time be amended and agreed to be the parties, including any appendices, exhibits and other documents attached hereto, and (iii) be required initially, with each new feature package, and with each new location thereafter.

     B. Acceptance of this Agreement by PBI, and the provisions of Services and/or Equipment (if the Equipment option is chosen), under this Agreement, and any applicable Sales Orders, is conditioned on completion of the Credit Verification Form, Exhibit B, and verification of the credit information provided therein. PBI will, at its discretion, check the credit history of the Customer prior to acceptance of any Sales Order. PBI reserves the right to reject any Sales Order based on the results of the credit check, or to impose additional terms and conditions, in accordance with its credit policies. In the event additional terms and conditions are needed, such additional terms and conditions shall be set forth in an amendment to this Agreement, or in a Sales Order issued under this Agreement.

     C. PBI may require an advance payment, progress payments, or other form of security as a condition of acceptance of any Sales Order.

3.   BILLING AND COLLECTIONS

     A. For all charges, including installation charges and taxes, if applicable, PBI will (i) send Customer an invoice, (ii) bill Customer on the Customer's monthly Pacific Bell telephone bill, or (iii) bill the Customer's credit card. The first invoice for Service will include: (1) the pro-rated charges for the remainder of the current month; (2) the total charges for the following month; (3) the usage charges for the previous month, and (4) the installation charges, as applicable. Monthly recurring Service charges shall commence on the Service Activation Date, and shall be billed in advance of Service for months following the first month of Service. Invoices are due and payable in full upon receipt. If any portion of payment is received after the late payment date, a monthly late charge may be charged to Customer as

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liquidated damages.  The monthly late charge will be 1.5% of the entire outstanding balance for each month or portion thereof (18% per annum) for which the balance remains.

     B. In the event Customer fails to pay charges billed by PBI or its billing agent is unable to bill Customer, PBI reserves the right to bill outstanding sums in any of the alternative methods identified in paragraph 3.A. PBI may assign unpaid late balances to a collection agency for appropriate action, in the event legal action is necessary to collect on balances due, Customer agrees to reimburse PBI for all expenses incurred to recover sums due, including attorneys fees and other legal expenses.

     C. Customer's basic telephone Services -- such as Contrax Measured Business Service, or ISDN -- will not be disconnected for nonpayment of charges for Services provided under this Agreement. However, PBI may suspend or discontinue Services if charges for these Services are not paid.

4.   INTERRUPTION OF SERVICE

     Customer understands and agrees that temporary interruptions may occur as normal and reasonable events in the provision of the Service. PBI agrees to exercise reasonable care to prevent such occurrences. Customer further understands and agrees that PBI has no control over third party networks Customer may access in the use of the Service and therefore, delays and disruptions of other network transmissions are completely beyond the control of PBI.

5.   LIMITATION OF LIABILITY

     A. PBI shall make reasonable efforts to provide continuous uninterrupted, expedient and error-free Service to Customer. In no event shall PBI be liable to Customer or any other person for any special, incidental, consequential or punitive damages of any kind, including without limitation, loss of profits, loss of income or cost of replacement Services.

     B. PBI's liability for damages for interruption of Service, or for mistakes, omissions, delays, errors and defects in the provision of the Service, shall in no event exceed an amount equal to the prorata charges to Customer for the period during which the Services are affected.

     C. Any software provided hereunder is provided on an as is basis. PBI makes no express or implied warranties (including those of merchantibility or fitness for a particular purpose) with respect to the software provided.

     D. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PBI HEREBY DISCLAIMS ANY AND ALL WARRANTIES INCLUDING IMPLIED WARRANTIES OF FITNESS, MERCHANTIBILITY AND PERFORMANCE.

     E. PBI MAKES NO WARRANTY THAT THE SERVICE WILL MEET CUSTOMER'S REQUIREMENTS, OR THAT THE SERVICE WILL BE UNINTERRUPTED, TIMELY, SECURE, OR ERROR FREE; NOR DOES PBI MAKE ANY WARRANTY AS TO THE ACCURACY OR RELIABILITY OF ANY INFORMATION OBTAINED THROUGH THE SERVICE. CUSTOMER UNDERSTANDS AND AGREES THAT ANY MATERIAL AND/OR DATA DOWNLOADED OR OTHERWISE OBTAINED, THROUGH THE USE OF THE SERVICE, IS DONE AT CUSTOMER'S OWN RISK, AND THAT CUSTOMER WILL BE SOLELY RESPONSIBLE FOR ANY DAMAGE TO CUSTOMER'S COMPUTER SYSTEM OR LOSS OF DATA WHICH RESULTS FROM THE DOWNLOAD OF SUCH MATERIAL AND/OR DATA.

     F. PBI MAKES NO WARRANTY REGARDING ANY TRANSACTIONS EXECUTED THROUGH THE SERVICE, AND CUSTOMER UNDERSTANDS AND AGREES THAT SUCH TRANSACTIONS ARE CONDUCTED ENTIRELY AT CUSTOMER'S OWN RISK.

6.   CANCELLATION AND TERMINATION


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     A.   In the event a ruling, regulation or order issued by a judicial, legislative or regulatory body causes PBI to believe that this Agreement may be in conflict with such rules, regulations or orders, the Customer shall either agree to modify this Agreement to conform to the terms of such rules, regulations or orders, or PBI may terminate this Agreement without liability.

     B. Customer may terminate any Sales Order upon thirty days prior notice to PBI. However, upon termination, Customer shall pay any applicable cancellation charge as set forth in subpart D of this paragraph.

     C. If Customer fails to pay any charge when due, including but not limited to installation charges or taxes, and such condition continues unremedied for a period of thirty days, or if Customer fails to perform or observe any other material term or condition of this Agreement, or if Customer provides false or inaccurate information which is required for the provisions of the Service or that which is necessary to allow PBI to bill Customer for the Service, and such condition continues unremedied for thirty days, Customer shall be in default and PBI may terminate this Agreement. Upon such termination by PBI, Customer shall be liable for any applicable charges, including a Cancellation Charge.

     D. A Cancellation Charge for early termination of Services will be applied to the final bill. The Cancellation Charge shall be in a sum equal to the installation charges waived, plus any recurring charge(s) for the remaining balance of the term of the Agreement.

7.   ASSIGNMENT AND SUBCONTRACTING

     A. Either party may, at any time, assign its rights and delegate its duties under this Agreement to any present or future affiliate of such party; or PBI may assign to any other company if such assignment will, in PBI's opinion, provide consistent Services to Customer, or assist in the implementation of any law or ruling issued by any judicial or other governmental authority. The assigning party shall give written notice of any such assignment

     B. PBI may subcontract any or all of the work and duties to be performed by it under this Agreement, but shall retain responsibility for the work subcontracted.

8.   GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of California.

9.   MODIFICATION OF TERMS AND CONDITIONS

This Agreement may be amended by mutual Agreement of the parties at any time during the term of this Agreement. No amendment of this Agreement shall be valid unless in writing and duly executed by both parties.

10.  FORCE MAJEURE

Neither PBI nor Customer shall be responsible for damages or for delays or failures in performance resulting from acts or occurrences beyond their reasonable control, including, without limitation: fire, lightning, explosion, power surge or failure, water, acts of God, war, revolution, civil commotion or acts of civil or military authorities or public enemies, any law, order, regulation, ordinance, or requirement of any government or legal body or any representative of any such government or legal body; or labor unrest, including without limitation, strikes, slowdowns, picketing or boycotts; inability to secure raw materials, transportation facilities, fuel or energy shortages, or acts or omissions of other common carriers.

11.  USE LIMITATIONS

     A. Customer agrees to comply with the rules, regulations and policies, including but not limited to, PBI's Acceptable Use Policy (located at HTTP://PUBLIC.PACBELL.NET/DIALUP/USEPOLICY.HTML), all

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policies applicable to PBI and all policies applicable to any network that is accessed through PBI. Violation of any such rules, regulations and policies, or any attempts to break security or to access an account which does not belong to Customer, shall be considered a material breach of contract, and PBI may terminate this Agreement without liability. Upon such termination by PBI, Customer shall be liable for any applicable charges, including cancellation charges.

     B. Nothing contained in this Agreement may be construed to convey to Customer any interest, title, or license in the user ID, electronic mail address, Universal Resource Locator or domain name used by Customer in connection with the Service.

     C. PBI reserves the right to suspend or terminate Service to the Customer, or suspend or terminate any user ID, electronic mail address. Universal Resource Locator or domain name used by Customer in the event it is used in a manner which (i) constitutes violation of any law, regulation or tariff (including, without limitation, copyright and intellectual property laws); (ii) is defamatory, fraudulent, obscene or deceptive; (iii) is intended to threaten, harass or intimidate; (iv) tends to damage the name or reputation of PBI, its parents, affiliates and subsidiaries; or (v) interferes with other Customers' use and enjoyment of the Services provided by PBI.

     D. Customer understands and agrees that any attempt to break security, or to access an account which does not belong to Customer, shall be considered a material breach of this Agreement, and such breach may result in suspension or termination of the Service. Customer further agrees to immediately notify PBI of (i) any unauthorized use of Customer's account and/or (ii) any breach, or attempted breach, of security known to Customer.

12.  CUSTOMER RESPONSIBILITIES

     A. Unless specified in an accepted Sales Order, which is executed pursuant to this Agreement, Customer is solely responsible for provisioning, configuration and maintenance of all Customer premises equipment (hardware and software), including without limitation: TCP/IP routers, CSU/DSU line interface units, primary domain name servers, electronic mail servers, netnews servers and firewall or proxy servers. PBI shall not be responsible for delays in the provision of Service resulting form incompatibility of such equipment, or resulting from improper provisioning, configuration or maintenance of such equipment.

     B. PBI may provide configuration files for certain routers, at its sole discretion, and only as a convenience to Customer. PBI recommends that Customer obtain RFC compliance information from the manufacturer of their routers.

     C. Customer is responsible for choosing a domain name and submitting an application for address assignment or transfer to PBI. PBI makes no warranties with respect to the availability of any domain name. Nothing contained in this Agreement may be construed to convey to Customer any interest, title, or license in the user ID, electronic mail address, Universal Resource Locator or domain name used by Customer in connection with the Service.

13.  TRANSPORT SERVICES

     A. Customer must obtain local transport services from Pacific Bell for Dedicated Internet Access. Rates, terms and conditions applicable to Pacific Bell transport services are set forth in tariff schedules filed with the California Public Utilities Commission, and are not in any way affected by the terms of this Agreement. Customer is responsible for payments of tariffed network services needed for use of the Service. ANY LONG DISTANCE MEASURED SERVICE OR TOLL CHARGES INCURRED BY CUSTOMER TO ACCESS THE SERVICE DURING CUSTOMER'S USE OF THE SERVICE SHALL BE CUSTOMER'S SOLE RESPONSIBILITY.

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     B.   Customer must select a complementary Global Service Provider for interconnection services. Rates, terms and conditions applicable to complementary Global Service Provider interconnection services are not in any way affected by the terms of this Agreement.

14.  SOFTWARE

PBI will provide Customer with the Service software ("Client Software" or "Software") as specified in the Sales Order, together with necessary user guides and other documentation. Use of the Client Software is subject to the Software licensing provisions set forth in this Agreement enclosed in the Client Software Package.

15.  GENERAL

     A. If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin negotiations for a replacement.

     B. If either party ever fails to enforce any right or remedy available to it under this Agreement, that failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

     C. Any legal action brought by Customer against PBI with respect to this Agreement must begin within two years after the cause of action arises.

     D. Any terms which by their sense and context are intended to survive expiration or termination of this Agreement shall survive.

     E. This Agreement constitutes the entire agreement between the parties, and consists of the foregoing terms and conditions and the terms and conditions on the attachments to this Agreement, which are incorporated herein by this reference.

     F. Notices and other communications shall be transmitted in writing by U.S. Mail postage prepaid and shall be effective four days after the sending date. To PBI: PBI, 303 Second street, North Tower, 6th Floor, Suite 650, San Francisco, CA 94107, Attn: Vice President, Sales. To Customer: As set forth below, or as indicated in the Sales Order.

SECTION II. The terms and conditions of this Section II shall not apply if Equipment is not being purchased pursuant to this Agreement.

1.   SALE OF EQUIPMENT

     A. Title to Equipment provided by PBI under this Agreement shall pass to the Customer when all charges have been paid in full.

     B. Equipment provided by PBI under this Agreement, PBI shall have: (1) A purchase money security interest in the Equipment to secure the purchase price of the Equipment until the purchase price is paid in full; and (2) a security interest in the Equipment to secure all installation, sales taxes and Service charges until the charges are paid in full. Customer agrees to execute and deliver all documents requested by PBI to protect and maintain these security interests.

     C. Risk of loss for Equipment provided to Customer under this Agreement shall pass to Customer on delivery.

     D. PBI shall transfer to Customer the warranty provided by the original manufacturer of the software or Equipment provided pursuant to this Agreement. PBI makes no express or implied warranties

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(including those of merchantibility or fitness for a particular purpose) with respect to the software or Equipment provided.

2.   INSTALLATION OF EQUIPMENT

     A. In the event PBI provides on site installation of Equipment provided pursuant to this Agreement, Customer shall provide reasonable access to Customer's premises, and adequate communications facilities and work space, to enable PBI to perform its obligations under this Agreement. Customer shall make premises free from all hazardous material (e.g. asbestos) and dangerous conditions prior to performance of work by PBI.

     B.   Installation is complete when:

     - Equipment is configured per manufacturer specifications, or other Customer-specified configuration provided to PBI prior to installation.

     - Equipment is connected to network service, as applicable to the type of units to be installed.

     - Equipment has been tested with network service provided by Pacific Bell, which is ordered by Customer, outside this Agreement.

     -    Equipment operates as per manufacturer specifications.

     C.   Installation does not include:

     -    Installation or other work related to inside wire.

     -    LAN configurations and testing of applications.

     - Additional site visits for Customer missed appointments, site not ready, or additional testing or configuration requested by Customer. Additional site visits will be billed on a time and materials charge at the then current rate, at a minimum of two hours per site visit.

     -    Fine tuning of application related communication.

     - Administration of installed units, or configuration changes requested after installation.

     - Site visits to determine circuit or jack demarcation or termination, or to determine equipment placement.

3.   MAINTENANCE OF EQUIPMENT

     A. PBI will provide onsite repairs or maintenance ("Maintenance Services") for Equipment provided pursuant to this Agreement. In the event Customer purchases Maintenance Service from PBI, Customer shall provide reasonable access to Customer's premises, and adequate communications facilities and work space, to enable PBI to perform its obligations under this Agreement. Customer shall make premises from all hazardous material (e.g. asbestos) and dangerous conditions prior to performance of work by PBI.

B. If the Equipment provided pursuant to this Agreement has been altered or repaired by any other party than PBI, without PBI's written consent, or a malfunction is the result of mishandling, abuse, misuse or improper storage, installation, maintenance or operation by other than PBI (including use in conjunction with equipment electronically or mechanically compatible) or if the Equipment has been damaged by fire,

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explosion, power failure, any act of God, or by any other cause whatsoever other than PBI, then PBI has no obligation to provide Maintenance Service.

C. If PBI dispatches to the Customer's site and is not able to perform Maintenance Service on Equipment provided pursuant to this Agreement due to lack of access or other acts or omissions on the part of the Customer, PBI will bill and the Customer will reimburse PBI at PBI's then applicable and then current time and material rates.

D. If PBI dispatches to the Customer's site to perform Maintenance Services on Equipment provided pursuant to this Agreement and the trouble is not found or the trouble is related to Equipment not covered by this Agreement, PBI will bill and the Customer will reimburse PBI at PBI's then applicable and then current rates for travel and time spent.

E. Title to parts installed on Equipment provided pursuant to this agreement during the Maintenance Services process will pass to Customer upon installation. Title to parts removed during the rendering of the Maintenance Services will pass to PBI upon removal.

F. For Maintenance Services of any Equipment provided pursuant to this Agreement under a manufacturer's warranty, PBI may, at its option, repair or replace such Equipment at Customer's location or at another location specified by PBI.

G. Customer is responsible for the costs of shipping Equipment provided pursuant to this Agreement for services under manufacturer's warranty. Should equipment received for service prove to be in good working order, such Equipment shall be returned to Customer at Customer's expense.

SECTION III. The terms and conditions of this Section III shall not apply if Web Hosting Service is not purchased pursuant to this Agreement.

1.   CUSTOMER RESPONSIBILITY.

     A. Customer will furnish PBI with the pre-developed web site that is to be hosted by PBI. Any change to this web site will be provided by the Customer to PBI in the form of "ready to implement" HTML pages.
     B. Customer shall allow PBI continuous access to Customer's web site to the extent necessary for the purpose of providing security, maintenance and repair of system software, facilities, and operational support systems.
     C. Customer shall be liable for any damage to PBI equipment, hardware, software, facilities and systems which may be caused by or result from: (1) negligent or willful acts of omissions of Customer or its personnel; or (2) malfunction or failure of equipment or software caused by Customer by its agents, employees or suppliers.

2.   INSTALLATION

Installation is complete then (1) Customer's web site is configured per PBI's specifications, (2) Customer's web site has been tested with network service,
(3) Customer has received domain name from the InterNIC, or agrees to use a PBI designated URL and (4) Customer's web site is connected to the Internet.

3.   ADDITIONAL CHARGES

     A. Additional charges for Web Hosting shall apply if one or more of the following is required: (1) installation or other work related to custom web sites; (2) LAN configurations and testing of applications; (3) additional testing or configuration requested by Customer; (4) alterations or configuration changes requested after installation has been completed.
     B. PBI's invoice will clearly state any excise, sales, use or other taxes applicable to Customer's purchase of Web Hosting Service(s) from PBI. If Customer presents PBI with a valid exemption certificate (in the form of Exhibit
D) in advance of billing, taxes will not be collected. In addition to the foregoing,

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PBI shall not be responsible for any assessment, billing or collection of any taxes or fees applicable to the goods or services provided by Customer in connection with the Web Hosting Service.

4.   DISCLAIMERS, LIMITATIONS OF LIABILITY AND INDEMNITY

     A. PBI IS NOT RESPONSIBLE FOR PROVIDING SECURITY SYSTEMS OR FIRE WALLS FOR CUSTOMER'S WEB SITE, AND SHALL NOT BE LIABLE IN ANY WAY FOR ANY DIRECT OR CONSEQUENTIAL LOSS, DAMAGE, EXPENSE, COST OR CLAIM WHATSOEVER IN THE EVENT CUSTOMER'S WEB SITE IS MODIFIED, TAMPERED WITH, BLOCKED, OR OTHERWISE AFFECTED BY ANY ACTIONS OF ANY THIRD PARTY USERS OF THE SITE OR BY THE THIRD PARTY ACCESS TO THE SITE OR BY REASON OF ITS CONNECTION TO THE INTERNET.

     B. Customer's web site will be maintained on a server deemed adequate for purposes of access to its third parties. Customer acknowledges that the server on which its site will be maintained may also be used to maintain the sites of other customers of PBI and that such shared use may affect the speed of access, downloading speed, and capacity for simultaneous access to Customer's site. PBI SHALL IN NO EVENT BE LIABLE FOR ANY DIRECT OR CONSEQUENTIAL LOSS, DAMAGE, EXPENSE, COST OR CLAIM WHATSOEVER RESULTING FROM DELAYS IN ACCESS, BLOCKAGE, DOWNTIME, OR OTHER SERVICE PROBLEMS CAUSED BY USE OF THE SITE IN EXCESS OF THAT SPECIFIED BY CUSTOMER.

     C. PBI shall have the right, but not the obligation, to terminate all access to the site without prior notice in the event PBI determines that the site contains material which is in violation of the Use Limitations of this Agreement or PBI's Acceptable Use Policy (located at "http://public.pacbell.net/dialup/usepolicy.html'). PBI SHALL IN NO EVENT BE LIABLE FOR ANY DIRECT OR CONSEQUENTIAL LOSS, DAMAGE, EXPENSE, COST, OR CLAIM WHATSOEVER RESULTING FROM THE UPLOADING OF CONTENT OR MATERIAL TO THE WEB SITE BY CUSTOMER OR BY ANY THIRD PARTY.

     D. Customer agrees to indemnify and save PBI harmless from all claims, losses, expenses, suite and attorney's fees (collectively "Liabilities") for damages to or loss of any property and for liability, or loss resulting for the assessment of any taxes, penalties, interest, additions to tax surcharges or other charges (including reasonable attorney fees), which may in any way arise out of or result from or in connection with this Agreement, Customer's use of the Web Hosting Service, except to the full extent that such liabilities arise from the active negligence or willful misconduct of the other. Customer further agrees to indemnify and save PBI harmless from all claims, losses, taxes, fees, liens, expenses, suits and attorney's fees (collectively "Tax Liabilities") resulting from or in connection with Customer's delay or failure to pay any tax, fee or assessment, or Customer's failure to file any tax return or other tax information as required by law.

5.   PBI OBLIGATIONS

For the Web Hosting service PBI shall (1) provide Internet web site hosting for the Customer, (2) work with the Customer for the first thirty days after installation to answer any unresolved issues, and (3) provide Customer 24x7 Network Operations Center (NOC) support The NOC monitors PBI's network and server facility.

6.   INSTALLATION DATE

The estimated available installation date is in two weeks after PBI has received a signed Sales Order. Changes to the web site will be installed by PBI within an estimated two (2) business days after receipt by PBI of the changes. These time periods may vary based on scope of the desired installation and upon the current availability of equipment and service.


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PACIFIC BELL INTERNET SERVICES          COMPANY NAME: CNM Network
Signed:                                 Signed:  Fred Rice
Print Name:    Liz Gallagher                 Print Name: Fred Rice
Title:  Sales Representative            Title:  President
Date:  3/4/98                           Date:  3/4/98

(Customer must initial only one applicable option)


XX Option A. Customer hereby certifies that more than ten percent of the use of the Service is interstate in nature.

     Option B. Customer hereby certifies that less than ten percent of the use of the Services is interstate in nature.

*Offer expires thirty (30) days from this date
Exhibits attached: (A) Sales Order Form (B) Credit Verification Form (C) Customer Price Quote Sheet (D) Tax Exemption Certificate